Exhibit 10.20

NINTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Loan and Security Agreement is entered into as of January 2, 2019 (the “Amendment”), by and between EAST WEST BANK (“Bank”), IDENTIV, INC. (“Parent”), 3VR SECURITY, INC. (“3VR”) and Thursby Software Systems, LLC (“TSS”).

RECITALS

Parent, 3VR and Bank are parties to that certain Loan and Security Agreement dated as of February 8, 2017, as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of March 27, 2017, that certain Second Amendment to Loan and Security Agreement dated as of December 19, 2017, that certain Third Amendment to Loan and Security Agreement dated as of January 30, 2018, and that certain Fourth Amendment to Loan and Security Agreement dated as of February 5, 2018, that certain Fifth Amendment to Loan and Security Agreement dated as of March 6, 2018, that certain Sixth Amendment to Loan and Security Agreement dated as of April 14, 2018, that certain Seventh Amendment to Loan and Security Agreement dated as of July 17, 2018 and that certain Eighth Amendment to Loan and Security Agreement dated as of November 1, 2018 (collectively, the “Loan Agreement”).  The parties desire to amend the Loan Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.Bank hereby waives any required notice with respect to the acquisition of the Viscount Assets by Parent, and the parties acknowledge and agree that such acquisition constitutes a “Permitted Acquisition” under the Loan Agreement, subject to Borrowers’ compliance with Section 6.15(a)(ii) of the Agreement (as amended herein).

2.Borrowers acknowledge and agree that no Viscount Assets shall be included in the Borrowing Base.

3.Borrowers acknowledge and agree that Sections 6.3(b)(i) and 6.3(b)(ii) of the Loan Agreement shall apply to the Viscount Assets; and Borrowers shall deliver to Bank the aged listings of accounts receivable and accounts payable by invoice date and an inventory report with respect to the Viscount Assets in accordance with the timeframe set forth in Sections 6.3(b) of the Loan Agreement.

4.The following definitions are added to Section 1.1 of the Loan Agreement:

“Viscount Assets” means the “Purchased Assets” as defined and set forth in that certain Asset Purchase Agreement by and among Parent, Viscount Acquisition ULC, Viscount Systems, Inc., and the other parties named therein dated as of December 19, 2018 (the “Viscount Acquisition Agreement”), being acquired by Parent.

“Viscount Closing” means the date of the “Closing” as defined in the Viscount Acquisition Agreement.

5.The following is added as a new Section 6.15 to the end of Section 6 of the Loan Agreement:

6.15Viscount Covenants.

(a)Borrowers shall deliver to Bank the following, each in form and substance satisfactory to Bank: (i) within thirty (30) days following the Viscount Closing, insurance certificates and endorsements evidencing the addition of the Viscount Assets and related property locations under Borrowers’ insurance policies, with Bank as an additional insured and lose payee; and (ii) within five (5) Business Days following the Viscount

Closing, (x) evidence of the repayment in full of amounts owing to Liquid Capital Exchange, Inc. (the “LCE Liability”), and the termination of the Lien in favor of Liquid Capital Exchange, Inc. (“LCE”) on certain of the Viscount Assets and the financing agreement with LCE, or (y) evidence of the establishment of a restricted account with Bank and the deposit therein of at least the amount owing to LCE (the “LCE Account”), and Borrowers’ compliance with Section 6.15(b) below.

(b)Borrowers acknowledge and agree that the LCE Account is a restricted account, and Borrowers shall have no right to withdraw funds from the LCE Account other than to repay in the LCE Liability in accordance with the following terms, and Borrowers authorize Bank to hold all amounts in the LCE Account and to decline to honor any drafts thereon or any requests by Borrowers or any other person or entity to pay or otherwise transfer any part of such balances in the LCE Account for so long as any Obligations remain outstanding and owing to Bank or the LCE Liability is satisfied in accordance with this subsection (b).  Borrowers shall deliver to Bank such documentation as Bank may request, in form and substance satisfactory to Bank, with respect to the repayment and satisfaction of the LCE Liability and termination of the financing agreement with LCE and any Lien in favor of LCE prior to the release of any funds from the LCE Account; the documentation requested by Bank may include the requirement that LCE provide a payoff letter or other documentation satisfactory to Bank that evidences the receipt of such funds by LCE, which shall be wired directly from Bank to LCE, (i) repays in full all amounts owing to LCE, (ii) terminates the financing agreement with LCE, (iii) terminates any Liens in favor of LCE, and (iv) authorizes Borrowers or its designees to file such termination statements and releases to effectuate the foregoing.

6.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

7.Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

8.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.  Notwithstanding the foregoing, Borrowers shall deliver all original signed documents requested by Bank no later than five (5) Business Days following the date of execution.

9.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Amendment, duly executed by Borrowers;

(b)payment of all Bank Expenses incurred through the date of this Amendment; and

(c)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC.

By:	/s/Sandra Wallach

Name:	Sandra Wallach

Title:	CFO

3VR SECURITY, INC.

By:	/s/Sandra Wallach

Name:	Sandra Wallach

Title:	CFO

THURSBY SOFTWARE SYSTEMS, LLC

By:	/s/Sandra Wallach

Name:	Sandra Wallach

Title:	CFO

EAST WEST BANK

By:	/s/Pa Cheng

Name:	Pa Cheng

Title:	Portfolio Manager, AVP